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                                                                         EXHIBIT
                                                                         4.15


                               EXTENSION AGREEMENT
                                      WITH
                               DOUGLAS G McCASKEY


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                              EXTENSION AGREEMENT


It is hereby agreed that the Consulting Agreement dated June 1, 2001 between us and you, Douglas G. McCaskey is hereby extended from September 1, 2001 to February 28, 2002. In payment of the services performed or to be performed during the aforesaid extension period, it is further agreed that J-Bird Music Group, Ltd. will issue to you 600,000 shares of its common stock.

Dated:
As of September 1, 2001

                                                     Signed:

                                                     J-Bird Music Group, Ltd.
                                                     By: s/Hope D. Trowbridge
                                                     ------------------------
                                                     Hope D. Trowbridge
                                                     President


                                                     s/Douglas G. McCaskey
                                                     ---------------------
                                                     Douglas G. McCaskey